Exhibit 32.1
Certification of Chief Executive Officer
pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Dr. David Eifrig, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of MarketWise, Inc. for the fiscal quarter ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MarketWise, Inc.

MarketWise, Inc.

Date: August 6, 2026	By:	/s/ Dr. David Eifrig
	Name:	Dr. David Eifrig
	Title:	Chief Executive Officer